SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2011

NORMAN CAY DEVELOPMENT, INC.

 (Exact name of Company as specified in its charter)

Nevada	333-167284	27-2616571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
4472 Winding Lane Stevensville, MI 49127 (Address of principal executive offices) Phone: (269) 429-7002 (Company’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NORMAN CAY DEVELOPMENT, INC.

Form 8-K

Current Report

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 4, 2011, Dean Huge was appointed as the Chief Financial Officer and Director of Norman Cay Development, Inc., a Nevada corporation (the “Company”) to serve until the next annual meeting of the shareholders and/or until his successor is duly appointed. Mr. Huge is the brother of our current sole director and officer Ms. Shelley Guidarelli.

DEAN HUGE. – Chief Financial Officer and Director - Dean Huge was appointed as the Chief Financial Officer and Director of Norman Cay Development, Inc., on October 31, 2011. From September 2010 to July 2011, Mr. Huge served as the Chief Financial Officer and Treasurer of China Chemical Corp., a manufacturer of fine chemicals used in the production of reinforced plastics and resins. In 2008 and 2009 Mr. Huge, served as a Senior Business Consultant to the small business-consulting firm, International Profit Association. From 2000 through 2008, Mr. Huge acted as President of Major Marketing Concepts, Inc., an affinity and incentive marketing services provider. Mr. Huge received a Bachelor of Science Degree in Accounting and Finance from Southern Illinois University. In light of Mr. Huge’s past business experience and education, we feel that he is a great addition to our Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORMAN CAY DEVELOPMENT, INC.
Date: November 4, 2011	By: /s/ Shelley Guidarelli
Shelley Guidarelli
President

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